UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2008

American Mortgage Acceptance Company
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or other Jurisdiction of Incorporation)

0-23972	13-6972380
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers..

On June 2, 2008, James L. Duggins notified the Board of Trustees (the “Board”) of American Mortgage Acceptance Company (the “Registrant”) of his decision to retire from his position as the Registrant’s Chief Executive Officer and as a member of the Board, effective as of June 30, 2008.  Mr. Duggins also retired from his position as Executive Managing Director of the Commercial Real Estate Group of Centerline Holding Company, the parent of the Registrant’s external advisor.  Mr. Duggins plans to attend divinity school at Southern Methodist University and devote his time to helping launch non-profit youth-oriented foundations.  The Board will consider a successor for the open positions at the next board meeting on June 11, 2008.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(a).	Financial Statements
Not Applicable.

(b).	Pro Forma Financial Information
Not Applicable.

(c).	Exhibits
None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MORTGAGE ACCEPTANCE COMPANY
(Registrant)

By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

June 6, 2008